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                                                                        EX-99.14



               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Joint Proxy/Prospectus of the Delaware Tax-Free Iowa Fund, Delaware Tax-Free Kansas Fund, Delaware Tax-Free North Dakota Fund, Delaware Montana Municipal Bond Fund, Delaware Tax-Free Wisconsin Fund, Delaware Tax-Free New Mexico Fund, and Delaware Tax-Free New Jersey Fund dated May 31, 2001, the Delaware Tax-Free USA Fund Prospectus dated October 30, 2000, the combined Prospectus of Delaware Tax-Free Iowa Fund, Delaware Tax-Free Kansas Fund, Delaware Montana Municipal Bond Fund, Delaware Tax-Free New Mexico Fund, Delaware Tax-Free North Dakota Fund and Delaware Tax-Free Wisconsin Fund dated October 30, 2000, and the Delaware Tax-Free New Jersey Fund Prospectus dated April 30, 2001, and to the use of our reports dated October 6, 2000, included in the Delaware Tax-Free USA Fund 2000 Annual Report to shareholders, the combined 2000 Annual Report to shareholders of Delaware Tax-Free Iowa Fund, Delaware Tax-Free Kansas Fund, Delaware Tax-Free North Dakota Fund, Delaware Montana Municipal Bond Fund and Delaware Tax-Free Wisconsin Fund, and the Delaware Tax-Free New Mexico Fund 2000 Annual Report to shareholders, and our report dated April 2, 2001, included in the Delaware Tax-Free New Jersey Fund 2001 Annual Report to shareholders, included in or incorporated by reference into this Registration Statement (Form N-14) of Delaware Group Tax-Free Fund.




Philadelphia, Pennsylvania
April 27, 2001